Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear on Page 53 of Post Properties, Inc.’s and on Page 83 of Post Apartment Homes, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2004.
PricewaterhouseCoopers LLP
Atlanta, Georgia
August 15, 2005

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